Exhibit 99.1

Contact:

James Moe
Chief Financial Officer

Black Ridge Acquisition Corp.

(952) 426-1241

FOR IMMEDIATE RELEASE

Black Ridge Acquisition Corp.

Securities to Commence Separate Trading

New York, NY, October 23, 2017 – Black Ridge Acquisition Corp. (NASDAQ: BRACU) (the “Company”) announced today announced today that separate trading of the common stock, rights and warrants underlying the Company’s units would commence on or about October 25, 2017. The common stock, rights and warrants will be listed on the Nasdaq Capital Market under the symbols BRAC, BRACR and BRACW, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol BRACU.

Black Ridge Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the energy or energy-related industries with an emphasis on opportunities in the upstream oil and gas industry in North America.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.